UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2005

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2005, Crown Castle Towers LLC (“Issuer Entity”) and certain of its direct wholly owned subsidiaries (collectively, the “Issuers”) issued $1,900,000,000 aggregate principal amount of Senior Secured Tower Revenue Notes, Series 2005-1 (“Notes”), pursuant to an indenture (“Indenture”) dated as of June 1, 2005, by and among the Issuers and JPMorgan Chase Bank, N.A., as trustee (“Indenture Trustee”) and an indenture supplement (“Indenture Supplement”) dated as of June 1, 2005, by and among the Issuers and the Indenture Trustee. All of the Issuers are indirect wholly owned subsidiaries of Crown Castle International Corp. (“Company”). The Notes were issued in five separate classes as indicated in the table below. Each of the Class B, Class C and Class D Notes are subordinated in right of payment to any other Class which has an earlier alphabetical designation. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

Class	Initial Class Principal Balance	Interest Rate	Rating (Moody’s/Fitch)
Class A-FX	$948,460,000	4.643%	Aaa/AAA
Class A-FL	$250,000,000	LIBOR +0.380%[1]	Aaa/AAA
Class B	$233,845,000	4.878%	Aa2/AA
Class C	$233,845,000	5.074%	A2/A
Class D	$233,850,000	5.612%	Baa2/BBB

The Notes are guaranteed by CC Towers Guarantor LLC (“Guarantor”), an indirect wholly owned subsidiary of the Company and the direct parent of the Issuer Entity. The Guarantor’s only material asset is its equity interest in the Issuer Entity. The Notes are obligations solely of the Issuers and are not guaranteed by the Company or any affiliate of the Company other than the Guarantor.

The Notes will be paid solely from the cash flows generated from operation of the Tower Sites held directly and indirectly by the Issuers and, in the case of the Class A-FL Notes, payments made pursuant to the Swap Contract. In connection with the issuance of the Notes, the Issuers and their subsidiaries were formed as, or converted into, special purpose entities that are prohibited from owning any assets other than their Tower Sites and related assets and from incurring any debt other than as contemplated by the Indenture. Under the Indenture, the Issuers and their subsidiaries will be permitted to acquire additional Tower Sites and to issue new and additional notes so long as the Debt Service Coverage Ratio of the Issuers is at least 3.28x. As of December 15, 2004, the Issuers and their subsidiaries held over 10,600 Tower Sites in the United States and Puerto Rico.

The Notes are secured by a first priority security interest granted by the Issuers in all of their assignable personal property, the space licenses pursuant to which wireless communication companies or other users lease space on the Tower Sites and the revenues associated with the space licenses. The equity interests in each of the Issuers and their subsidiaries have also been pledged to secure repayment of the Notes. Approximately 4,919 Tower Sites are held by Crown Atlantic Company LLC (“Crown Atlantic”) and Crown Castle GT Company LLC (“Crown GT”), indirect subsidiaries of the Issuers, whose governing instruments generally prevent them from issuing debt and granting liens on their assets without the approval of certain subsidiaries of Verizon Communications. Consequently, while distributions paid to the Issuers by Crown Atlantic and Crown GT will service the Notes, the Notes are not obligations of, nor are the Notes secured by the cash flows or any other assets of, Crown Atlantic

1The Class A-FL Notes bear interest at a floating rate based on LIBOR. Holders of the Class A-FL Notes have the benefit of an interest rate swap contract (“Swap Contract”) between the Indenture Trustee and Morgan Stanley Capital Services Inc., as swap counterparty (“Swap Counterparty”). None of the Issuers, the Indenture Trustee or the Servicer will have any obligations or liability with the respect to the Swap Contract. As a result, the obligations of the Issuers for the payment of interest on the Class A-FL Notes will be limited to the payment of interest computed at a fixed rate equal to the interest rate on the Class A-FX Notes.

and Crown GT.

The Notes have a stated maturity date of June 15, 2035. No principal payments in respect of the Notes are required to be made prior to June 10, 2010, except that if an Amortization Period commences, Excess Cash Flow of the Issuers will be used to repay principal of the Notes in the manner set forth in the Indenture. An Amortization Period will commence as of the end of any calendar quarter if the Debt Service Coverage Ratio of the Issuers falls below 1.45x and will continue to exist until the end of any calendar quarter for which such ratio exceeds such level.

After June 10, 2010, Excess Cash Flow and certain other payments specified in the Indenture will be used to pay principal of the Notes in the manner set forth in the Indenture. In addition, after June 10, 2010, the anticipated repayment date, additional interest will accrue on any outstanding Notes at a per annum rate equal to the greater of 5% and the rate computed pursuant to the formula specified in the Indenture.

During the continuation of a Cash Trap Condition, all Excess Cash Flow will be deposited in a Cash Trap Reserve Sub-Account established under the Indenture. Prior to June 10, 2010, if a Cash Trap Condition is continuing and the Debt Service Coverage Ratio of the Issuers is 1.75x or greater and no Event of Default has occurred and is continuing, funds in the Cash Trap Reserve may be released to be used solely to meet the debt service requirements of the Company and its subsidiaries (other than CC Towers Holding, the immediate parent of the Guarantor, and CC Towers Holding’s subsidiaries). A Cash Trap Condition will exist at the end of any calendar quarter if (i) the Debt Service Coverage Ratio of the Issuers is 1.75x or less and will continue to exist until such ratio exceeds such level for two consecutive calendar quarters or (ii) the Consolidated Debt Service Coverage Ratio of the Company is 2.0x or less and will continue to exist until such ratio exceeds such level for two consecutive calendar quarters. Under the terms of the Indenture, there are generally no restrictions on the Company’s use of cash distributed to it from the Issuers after debt service, provided investments are made in a Permitted Business, which includes any type of business that the Company and its subsidiaries presently conduct and any type of business that is related, ancillary, or complementary to such presently conducted business.

In connection with the issuance and sale of the Notes, Crown Castle Atlantic LLC and Crown Castle GT Holding Sub LLC, the holders of the equity interests in Crown Atlantic and Crown GT, and the Issuers (collectively, the “Owners”) entered into a management agreement (“Management Agreement”) dated as of June 8, 2005 with Crown Castle USA Inc., as manager (“Manager”). The Manager is a wholly owned indirect subsidiary of the Company. Pursuant to the Management Agreement, the Manager will perform, on behalf of the Asset Entities, those functions reasonably necessary to maintain, market, operate, manage and administer the Tower Sites.

Also in connection with the issuance and sale of the Notes, the Owners, the Indenture Trustee and Manager entered into a cash management agreement (“Cash Management Agreement”) dated as of June 8, 2005. Pursuant to the Cash Management Agreement, the Indenture Trustee will administer the reserve funds in the manner set forth in the Indenture. In connection with the issuance and sale of the Notes, Midland Loan Services, Inc., as servicer (“Servicer”), and the Indenture Trustee entered into a servicing agreement (“Servicing Agreement”) dated as of June 8, 2005. Pursuant to the Servicing Agreement, the Servicer will administer and oversee the performance by the Issuers and the Manager of their respective obligations under the Transaction Documents.

The above summary of the Indenture, Indenture Supplement, Management Agreement, Cash Management Agreement and Servicing Agreement is qualified in its entirety by reference to the complete terms and provisions of the Indenture, Indenture Supplement, Management Agreement, Cash Management Agreement and Servicing Agreement filed herewith as Exhibit 4.1, 4.2, 10.1, 10.2, and 10.3, respectively.

ITEM 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On June 8, 2005, upon consummation of the issuance and sale of the Notes, the amendments set forth in the First Supplemental Indentures relating to the Company’s 10 3/4% Senior Notes due 2011, 9 3/8% Senior Notes due 2011, 7.5% Senior Notes due 2013 and 7.5% Series B Senior Notes due 2013, each filed as exhibits to the Company’s Current Report on Form 8-K filed on June 2, 2005, became effective.

ITEM 7.01 – REGULATION FD DISCLOSURE

On June 8, 2005, the Company issued a press release announcing it had completed the issuance and sale of its previously announced offering of $1.9 billion of Senior Secured Tower Revenue Notes, Series 2005-1, issued by the Issuers in a private transaction.

In addition, on June 8, 2005, the Company issued a press release announcing that (1) in connection with its previously announced tender offers and consent solicitations, it had accepted for purchase all of its 10 3/4% Senior Notes due 2011, 9 3/8% Senior Notes due 2011, 7.5% Senior Notes due 2013, 7.5% Senior Notes due 2013 and 7.5% Series B Senior Notes due 2013 that had been tendered thus far and not withdrawn and (2) it had elected to redeem all of its outstanding 10 3/8% Senior Discount Notes due 2011, 11 1/4% Senior Discount Notes due 2011, 9% Senior Notes due 2011 and 9 1/2% Senior Notes due 2011.

The June 8, 2005 press releases are furnished herewith as Exhibit 99.1 and 99.2.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 1, 2005, relating to the Senior Secured Tower Revenue Notes, by and among JPMorgan Chase Bank, N.A., as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, collectively as Issuers

4.2	Indenture Supplement, dated as of June 1, 2005, relating to the Senior Secured Tower Revenue Notes, Series 2005-1, by and among JPMorgan Chase Bank, N.A., as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, collectively as Issuers

10.1	Management Agreement, dated as of June 8, 2005, by and among Crown Castle USA Inc., as Manager, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle GT Holding Sub LLC and Crown Castle Atlantic LLC, collectively as Owners

10.2	Cash Management Agreement, dated as of June 8, 2005, by and among Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, as Issuers, JPMorgan Chase Bank, N.A., as Indenture Trustee, Crown Castle USA Inc., as Manager, Crown Castle GT Holding Sub LLC, as Member of Crown Castle GT Company LLC, and Crown Castle Atlantic LLC, as Member of Crown Atlantic Company LLC

10.3	Servicing Agreement, dated as of June 8, 2005, by and among Midland Loan Services, Inc., as Servicer, and JPMorgan Chase Bank, N.A., as Indenture Trustee

99.1	Press Release dated June 8, 2005

99.2	Press Release dated June 8, 2005

The information in Item 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: June 8, 2005

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 1, 2005, relating to the Senior Secured Tower Revenue Notes, by and among JPMorgan Chase Bank, N.A., as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, collectively as Issuers

4.2	Indenture Supplement, dated as of June 1, 2005, relating to the Senior Secured Tower Revenue Notes, Series 2005-1, by and among JPMorgan Chase Bank, N.A., as Indenture Trustee, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, collectively as Issuers

10.1	Management Agreement, dated as of June 8, 2005, by and among Crown Castle USA Inc., as Manager, and Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc., Crown Castle International Corp. de Puerto Rico, Crown Castle GT Holding Sub LLC and Crown Castle Atlantic LLC, collectively as Owners

10.2	Cash Management Agreement, dated as of June 8, 2005, by and among Crown Castle Towers LLC, Crown Castle South LLC, Crown Communication Inc., Crown Castle PT Inc., Crown Communication New York, Inc. and Crown Castle International Corp. de Puerto Rico, as Issuers, JPMorgan Chase Bank, N.A., as Indenture Trustee, Crown Castle USA Inc., as Manager, Crown Castle GT Holding Sub LLC, as Member of Crown Castle GT Company LLC, and Crown Castle Atlantic LLC, as Member of Crown Atlantic Company LLC

10.3	Servicing Agreement, dated as of June 8, 2005, by and among Midland Loan Services, Inc., as Servicer, and JPMorgan Chase Bank, N.A., as Indenture Trustee

99.1	Press Release dated June 8, 2005

99.2	Press Release dated June 8, 2005